UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As reported in the Quarterly Report on Form 10-Q filed by the Company on April 30, 2026, on April 6, 2026 a jury in the United States District Court for the Northern District of Illinois (the “Court”) returned a verdict awarding damages against the Company in its supplier dispute with Ardagh Metal Packaging USA Corp. (“Ardagh”). As a result of the verdict, during the first quarter of 2026 the Company recorded a non-recurring pre-tax litigation expense of $175.5 million and related pre-judgement interest expense of $36.5 million for a combined pre-tax total of $212.0 million. The Company reported that the final judgement had not been entered, that pre-judgement interest had not yet been determined, and that potential pre-judgment interest outcomes ranged between zero and $36.5 million.

On May 26, 2026, the Court entered an amended final judgement in the amount of $175.5 million and determined the pre-judgement interest to be $15.5 million, for a combined pre-tax total of $191.0 million. The pre-judgement interest was within the previously disclosed range, but $21.0 million lower than the amount recorded as pre-judgement interest expense during the first quarter. In the second quarter of 2026, the Company will record this $21.0 million decrease in pre-judgement interest expense, which is estimated to favorably impact the Company’s GAAP Earnings Per Share by $1.52 per diluted share.

The Company continues to deny that it breached the terms of the contract with Ardagh and intends to pursue all available posttrial motions and appellate remedies. Post-judgement interest expense from April 3, 2026 through the appeals process will be applied to the combined pre-tax total amount of $191.0 million at the statutory rate, which is estimated to be 3.79%. The Company cannot estimate when or if damages or interest will ultimately be paid or when this matter will ultimately be resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	June 1, 2026	By:	/s/ Jim Koch
Name: C. James Koch Title: Founder, Brewer, President, CEO, and Chairman